UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 10, 2011

Oil-Dri Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)      Oil-Dri Corporation of America (the “Registrant”), announced on February 10, 2011 that Jeffrey M. Libert, and Daniel T. Smith,  have been appointed to Chief Financial Officer and Chief Accounting Officer, respectively, effective immediately.  Andrew N. Peterson ceased to serve as Vice President and Chief Financial Officer of the Registrant effective February 10, 2011.  Mr. Libert who is 44 years old is currently the Registrant’s Vice President, Finance and Treasurer, a position he has held for more than five years and is one of the Registrant’s named executive officers.  Mr. Smith who is 51 years old is currently the Registrant’s Vice President and Controller, a position he has held for more than five years.

Exhibit
Number	Description of Exhibits

99.1	Press Release dated February 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Douglas A. Graham
Douglas A. Graham
General Counsel

Date:  February 14, 2011

Exhibit Index

Exhibit
Number	Description of Exhibits

99.1	Press Release dated February 11, 2011